UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2025, Nektar Therapeutics (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC as the representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Offering”) of 4,255,320 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 638,298 shares of common stock (the “Option Shares”, together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. All of the Shares in the Offering were sold by the Company. Each Share was offered and sold to the public at an offering price of $23.50 per share. The offering is expected to close on July 2, 2025, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $93.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, or $107.8 million, if the Underwriters exercise their option in full.

The Shares were issued pursuant to a shelf registration statement on Form S-3 (File No. 333- 286222), as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025 and declared effective on April 1, 2025. A prospectus supplement relating to the Offering has been filed with the SEC dated June 30, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP relating to the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01	Other Events.

The full text of the press release announcing the pricing of the underwritten offering on July 1, 2025 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as: “may,” “will,” “expect,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Underwriting Agreement, dated June 30, 2025, between Nektar Therapeutics and Jefferies LLC as representative of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release dated July 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: July 1, 2025	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary